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                            THE BOX WORLDWIDE, INC.
                              1221 COLLINS AVENUE
                           MIAMI BEACH, FLORIDA 33139

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 16, 1997

    The undersigned hereby appoints Tamara Walters and E. Paul Sartain, or either of them, proxies and attorneys-in-fact for the undersigned, each with full power of substitution, and hereby authorizes them to vote at the Special Meeting of Shareholders of The Box Worldwide, Inc. (the "Company") to be held at the Miami Beach Ocean Resort Hotel, located at 3025 Collins Avenue, Miami Beach, Florida 33140 on December 16, 1997, starting at 10 a.m., local time, and at all adjournments or postponements thereof, all the shares of common stock, par value $.001 per share, and 6% convertible redeemable preferred stock, par value $.15 per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

1. Approval of the Agreement and Plan of Merger dated as of August 12, 1997, described in the Proxy Statement/Prospectus and as set forth in Appendix I thereto;
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

2. Approval of an amendment to the Fourth Amended and Restated Articles of Incorporation of the Company, as amended, to increase the number of authorized shares of the common stock, par value $.001 per share, of the Company from 40,000,000 shares to 100,000,000 shares;
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof;

hereby revoking any proxy or proxies heretofore given by the undersigned.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                                                  ------------------------------
                                                           (Signature)

                                                  By:
                                                  ------------------------------
                                                           (Signature)

                                                  Your signature should appear
                                                  exactly as your name appears
                                                  in the space at the left. For
                                                  joint accounts, all owners
                                                  should sign. When signing in a
                                                  fiduciary or representative
                                                  capacity, please give your
                                                  full title as such.

                                                  Date:

                                            ------------------------------, 1997

                                                   PLEASE SIGN AND RETURN THIS
                                                    PROXY CARD TODAY USING THE
                                                      ENCLOSED POSTAGE PAID
                                                            ENVELOPE.

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